UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2018, The Travelers Companies, Inc. (the “Company”) entered into a $1.0 Billion Five-Year Revolving Credit Agreement (the “Credit Agreement”) with a syndicate of financial institutions, including U.S. Bank National Association, as administrative agent; U.S. Bank National Association, Citibank, N.A., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners; and Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank National Association as co-syndication agents. The Credit Agreement replaced the Company’s previous $1.0 Billion Five-Year Revolving Credit Agreement, which was terminated on June 4, 2018.

The Credit Agreement provides for up to $1.0 billion of credit. The interest rates applicable to loans under the Credit Agreement are generally based on a base rate plus a specified margin or the Eurodollar rate plus a specified margin. In addition, the Company will pay a facility fee on each lender’s commitment irrespective of usage. The applicable margin and the amount of the facility fee vary based upon the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

Pursuant to covenants in the Credit Agreement, the Company must maintain an excess of consolidated net worth (as defined in the Credit Agreement) over goodwill and other intangible assets of not less than (i) $14,244,300,000 minus (ii) 70.0% of actual stock repurchases made after March 31, 2018 up to a maximum deduction of $1.75 billion. In addition, the Credit Agreement contains other customary restrictive covenants as well as certain customary events of default, including with respect to a change in control. Unless terminated earlier by the Company, the Credit Agreement is scheduled to expire on June 4, 2023, subject to extension with lender consent according to the terms of the Credit Agreement. Borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries.

Pursuant to the terms of the Credit Agreement, the Company has an option to request an increase of the credit available under the facility up to a maximum facility amount of $1.5 billion, subject to the consent of lenders and the satisfaction of certain conditions.

The foregoing description is qualified by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Certain of the lenders under the Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its subsidiaries, for which they have in the past and may in the future receive customary fees and commissions

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated June 4, 2018, between the Company and a syndicate of financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Travelers Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
Name: Kenneth F. Spence III
Title: Executive Vice President and General Counsel